UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 29, 2009 (July 27, 2009)

NETWORK CN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

21/F., Chinachem Century Tower
178 Gloucester Road
Wanchai, Hong Kong

(Address of principal executive offices)

(852) 2833-2186

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;CHANGE IN FISCAL YEAR.

On July 27, 2009, Network CN Inc., a Delaware corporation (the “Company”), filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, pursuant to which, the Company restated and integrated into a single document its previous Certificate of Incorporation, as amended, and amended its previous Certificate of Incorporation to increase the total number of shares of common stock that the Company has the authority to issue from 800,000,000 to 2,000,000,000 shares.  The foregoing description of the provisions of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the provisions of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit 3.1 and incorporated by reference herein.

The Company’s common stock will continue to be quoted on the Over The Counter Bulletin Board under the symbol NWCN.  The CUSIP number for the Company’s common stock (64125G 10 0) will not change in connection with the Amended and Restated Certificate of Incorporation.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on July 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2009	NETWORK CN INC.

	By:	/s/ Earnest Leung
Earnest Leung
Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on July 27, 2009